Exhibit 99.1

DRI Corporation Receives Order for Mobitec® Products Valued at More Than $480,000 USD

Product Installation Scheduled for Several Norwegian Bus Fleets

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Mobitec Group subsidiary in Sweden has received confirmation of an order for Mobitec® electronic destination sign systems valued at more than $480,000 USD.

Product delivery is scheduled to commence in second quarter 2008 and should conclude by fourth quarter 2008.

A leading integrated systems supplier based in Germany ordered Mobitec® interior signs that display next stop and route information on behalf of several fleet operators in the Bergen region of Norway. The Norwegian bus fleets involved already use Mobitec® exterior signs.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said, “This marks our first significant order from this highly credible German systems integrator, which is involved in several other international projects that also include Mobitec® electronic destination sign systems. The order -- which is especially noteworthy because it involves interior signs rather than the exterior signs that dominate the Mobitec Group’s revenue -- indicates that we are increasing the range of Mobitec® products installed on customer vehicles and thus increasing the value of products installed on each vehicle. Our decision to dedicate more resources on international markets during a period of U.S. transit market weakness over the past several years has resulted in a significant opportunity to grow our international business. We are focused on capitalizing on those opportunities and, given the present U.S. economic environment, we are fortunate to derive more than 50 percent of our revenue from abroad.”

ABOUT MOBITEC GROUP

A premier supplier of electronic destination sign systems in the Nordic markets, the Company’s Mobitec Group is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit http://www.mobitec.se/.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the deliveries of orders, our belief that we are increasing the range of our Mobitec® products, and our belief that significant opportunities exist to grow in the international markets, as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties regarding the timing of the deliveries of orders, or that our beliefs as to the importance of this order and our international opportunities may not prove correct over time, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: dcalusdian@investorrelations.com